UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 2)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Clearwire Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Explanatory Note
On April 29, 2011, Clearwire Corporation (the “Company,” “we” or “us”) filed a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission (“SEC”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Proxy Statement. The section of the Proxy Statement entitled “Proposal 1 — Election of Directors” disclosed that the size of our Board is currently set at thirteen, that two vacancies currently exist on our Board, and that certain investors have the right pursuant to the Equityholders’ Agreement to nominate persons to fill these vacancies but have not yet done so. The information contained in the section of the Proxy Statement entitled “Proposal 1 — Election of Directors” is hereby supplemented with the following information:
On May 10, 2011, we received a letter from Intel Corporation notifying us that pursuant to its rights under the Equityholders’ Agreement, Intel had nominated Bruce Chatterley as its designee on our Board. Because we had already filed the Proxy Statement, mailed our Notice of Internet Availability of Proxy Materials, and begun soliciting proxies for the Annual Meeting by the time we received this letter from Intel, we and Intel agreed that Mr. Chatterley’s nomination would not be submitted at the Annual Meeting for a vote by our stockholders. Instead, we agreed that at the meeting of our Board which is expected to take place immediately following the Annual Meeting, our Board will act to appoint Mr. Chatterley to fill one of the vacancies currently existing on our Board. It is expected that upon his appointment to fill such vacancy, he will also be appointed to serve on the Nominating and Governance Committee and the Strategic Committee.
Mr. Chatterley, age 48, served as President — Business Markets of Megapath, Inc., a nationwide competitive local exchange carrier, from August 2010 until April 2011. From May 2007 until August 2010, Mr. Chatterley served as President and Chief Executive Officer of Speakeasy, a division of Best Buy Co., Inc. (“Best Buy”) and a Vice President of Best Buy. From September 2003 until May 2007, Mr. Chatterley served as President and Chief Executive Officer and as a director of Speakeasy, Inc., a nationwide provider of broadband-based voice and data communication services, until its sale to Best Buy. Prior to that, he was CEO of ViAir Inc., a developer of wireless mobile messaging software, until its sale in 2003. Prior to ViAir Inc., Mr. Chatterley served as President Small and Mid Markets for Concur Technologies, Inc. (“Concur”), a developer of travel and expense management services. Before starting at Concur in 1999, Mr. Chatterley served in a variety of executive and management positions for a number of public companies including Ameritech Corporation, US West, Inc., General Electric Company and IBM.
Important Information:
Stockholders of the Company are strongly encouraged to read the entire Proxy Statement, as supplemented hereby, before making any voting decision. The Proxy Statement and any other materials we have filed with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The Proxy Statement and other proxy materials are also available for free from the Company by writing to Clearwire Corporation, 4400 Carillon Point, Kirkland, WA 98033, Attention: Corporate Secretary.